SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): March 30, 1999


                           GREENPOINT FINANCIAL CORP.
             (Exact Name of Registrant as Specified in its Charter)


              Delaware               0-22516              06-1379001
          (State or other        (Commission File        (IRS Employer
          jurisdiction of            Number)            Identification
           incorporation)                                   Number)


                    90 Park Avenue, New York, New York 10016
               (Address of principal executive offices) (zip code)


                                 (212) 834-1000
              (Registrant's telephone number, including area code)


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ITEM 5.     OTHER EVENTS

      On March 30, 1999, GreenPoint Financial Corp. (the "Company"), GF Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Headlands Mortgage Company, a California corporation ("Headlands"), completed the transactions contemplated by the Agreement and Plan of Merger dated as of December 8, 1998 (the "Agreement").

      In accordance with the Agreement, Merger Sub merged with and into Headlands (the "Merger"), with Headlands surviving the Merger and becoming a wholly-owned subsidiary of the Company. Immediately following the Merger, the Company contributed its interest in the surviving company to GreenPoint Bank, a wholly-owned subsidiary of the Company.

      Pursuant to the Merger, each share of Headlands common stock, without par value ("Headlands Common Stock"), was converted into the right to receive 0.620 shares of Company common stock, par value $0.01 per share ("Company Common Stock"), with cash distributed in lieu of fractional shares, other than shares of Headlands Common Stock held by the Company, Headlands or any of their respective subsidiaries (other than in a fiduciary capacity or as a result of debts previously contracted), which were cancelled. In addition, pursuant to the Merger, all rights with respect to options to purchase Headlands Common Stock outstanding at the effective time of the Merger were converted into rights with respect to options to purchase Company Common Stock. An aggregate of approximately 13,010,000 shares of Company Common Stock will be issued in the Merger to former shareholders of Headlands, inclusive of shares issuable upon exercise of converted options.

      Peter T. Paul, Chairman, Chief Executive Officer and President of Headlands, joined the Company's management as a vice chairman and became a member of the Board of Directors of the Company as of the effective time of the Merger.

      The Merger was accounted for as a "pooling of interests" for accounting and financial reporting purposes.

      A copy of the press release issued by the Company announcing the closing of the Merger is attached hereto as Exhibit 99.1.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)         Financial statements of businesses acquired.

               -   Not Applicable

(b)         Pro forma financial information.

               -   Not Applicable

(c)         Exhibits.

            99.1  Press release

                                  SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

            Dated:  April 7, 1999

                                    GREENPOINT FINANCIAL CORP.

                                    By:     /s/ Howard C. Bluver
                                    Name:   Howard C. Bluver
                                    Title:  Senior Vice President,
                                            General Counsel and Secretary


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EXHIBIT INDEX

99.1       Press release